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KPMG LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402




                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Advantus Bond Fund, Inc.:

We consent to the use of our report dated November 5, 1999 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                       KPMG LLP


Minneapolis, Minnesota
March 1, 2000